Exhibit 10.59

                                 March 30, 1998


Empire Industries, Inc.
501 Daniel Street
Tarboro, North Carolina

                  RE:  SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Gentlemen:

                  Reference is made to that certain Loan and Security Agreement (as amended, the "Loan Agreement") dated as of May 29, 1996 among Empire Industries, Inc., LaSalle National Bank as collateral agent and administrative agent ("Agent") for itself ("LaSalle") and each other lender now or hereafter a party to the Loan Agreement (LaSalle and each such other lender are sometimes collectively referred to as "Lenders") and all other Lenders. Borrower has requested that Agent and Lenders agree to amend the Loan Agreement in certain respects. Agent and Lenders are willing to do so on the terms and subject to the conditions set forth herein. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

                  NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. The Loan Agreement is hereby amended as follows:

                  (a) The first sentence of Paragraph 10 of the Loan Agreement is hereby amended to replace the reference to "May 29, 1999" with "April 1, 2001."

                  (b) The fourth sentence of Paragraph 10 of the Loan Agreement is hereby amended and restated in its entirety, as follows:

         "If, during the term of this Agreement, Borrower prepays all of the Liabilities and terminates this Agreement, Borrower agrees to pay to Collateral Agent, for the benefit of Lenders, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to
         (i) three percent (3%) of the Aggregate Maximum Loan Amount if such event occurs on or before April 1, 1999, (ii) two percent (2%) of the Aggregate Maximum Loan Amount if such event occurs after April 1, 1999 but on or before April 1, 2000 and (iii) one percent (1%) of the Aggregate Maximum Loan Amount if such event occurs after April 1, 2000, but before the end of the Original Term or any Renewal Term."

         Notwithstanding the provisions of the prior sentence of this Paragraph 10, Borrower may prepay, without any prepayment fee, the Loans outstanding at any time against the availability under subparagraph (h) of Paragraph 1 of Exhibit A to this Agreement; provided that Collateral Agent, for the benefit of Agents and Lenders, shall retain a lien upon Borrower's real property located at 501 Daniel Street, Tarboro, North Carolina with priority junior only to that of the lender which provides refinancing of such real property, the proceeds of which refinancing are used by Borrower to prepay the Loans outstanding against the availability under subparagraph (h) of Paragraph 1 of Exhibit A to this Agreement.

                  (c) Paragraphs 12(o) and 12(p) of the Loan Agreement are hereby amended and restated in their entirety, as follows:

                  "(o) Borrower's Tangible Net Worth shall not at any time be less than the "Minimum Tangible Net Worth"; Minimum Tangible Net Worth being defined for purposes of this subparagraph as (i) negative Fourteen Million Four Hundred Fifty-Five Thousand Dollars (-$14,455,000) for the period beginning March 31, 1998 and ending September 29, 1998, (ii) negative Twelve Million Four Hundred Fifty-Five Thousand Dollars (-$12,455,000) for the period beginning September 30, 1998 and ending December 31, 1998, (iii) negative Fourteen Million Four Hundred Fifty-Five Thousand Dollars (-$14,455,000) for the period beginning January 1, 1999 and ending September 29, 1999, (iv) negative Twelve Million Four Hundred Fifty-Five Thousand Dollars (-$12,455,000) for the period beginning September 30, 1999 and ending September 29, 2000, (v) negative Ten Million Four Hundred Fifty-Five Thousand Dollars (-$10,455,000) for the period beginning September 30, 2000 and ending December 30, 2000, (vi) negative Nine Million Four Hundred Fifty-Five Thousand Dollars (-$9,455,000) for the period beginning December 31, 2000 and ending September 29, 2001, and (vii) negative Seven Million Four Hundred Fifty-Five Thousand Dollars (-$7,455,000) for the period beginning September 30, 2001 and at all times thereafter; "Tangible Net Worth" being defined for purposes of this Agreement as Borrower's shareholders' equity (including retained earnings) less the book value of all intangible assets as determined solely by Collateral Agent on a consistent basis plus the amount of LIFO reserve plus the amount of any debt subordinated to Agents and Lenders on the date hereof, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement most recently presented to Collateral Agent prior to the date hereof except as set forth herein;

                  (p) The ratio during each period of (i) the sum of Borrower's
         Net Income before provision for amortization and depreciation expense reducing Net Income during such period, to (ii) the sum of all scheduled payments of principal during such period with respect to indebtedness for borrowed money (including, without limitation, all curtailments of availability under Paragraph 3 of Exhibit A of this Agreement other than curtailments of availability under subparagraph (f) of Paragraph (3) of Exhibit A of this Agreement), purchase money indebtedness and capitalized lease obligations, shall not be not less than 1.2 to 1.0 as of the last day of each fiscal quarter, commencing with the fiscal quarter ending December 31, 1998, for the four (4) fiscal quarter period ending on such date, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement most recently presented to Collateral Agent prior to the date hereof except as set forth herein;"

                  (d) Paragraph 12 of the Loan Agreement is hereby amended to add a new subparagraph (u), as follows:

                  "(u) Borrower will not permit its Net Income for the 1998 fiscal year to be less than negative Three Million Dollars (-$3,000,000) (i.e. Borrower will not permit its net loss for the 1998 fiscal year to exceed Three Million Dollars ($3,000,000)); Borrower will not permit its Net Income for the 1999 fiscal year to be less than Two Million Dollars ($2,000,000); and Borrower will not permit its Net Income for the 2000 fiscal year to be less than Three Million Dollars ($3,000,000)."

                  (e) Paragraph (1) of Exhibit A to the Loan Agreement is hereby amended and restated in its entirety, as follows:

     "(1) LOAN LIMIT: Each Lender, severally and not jointly, agrees to make its Pro Rata Share of such Loans as Borrower shall request from time to time from the date hereof, subject to the terms and conditions set forth in this Agreement, up to the sum of the following sublimits (the "Loan Limit"):

           (a) Up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith) of Borrower's Eligible Accounts; plus

           (b) Up to sixty-five percent (65%) of the lower of the cost or market value of Borrower's Eligible Inventory consisting solely of finished goods (other than finished goods which are in transit); plus

           (c) Up to fifty percent (50%) of the lower of the cost or market value of Borrower's Eligible Inventory consisting solely of finished goods or finished components of goods which are in transit or Five Hundred Thousand Dollars ($500,000), whichever is less; plus

           (d) Up to fifty percent (50%), of the lower of the costs or market value of Borrower's Eligible Inventory consisting solely of raw materials less than one (1) year old; plus

           (e) Up to forty percent (40%) of the lower of the cost or market value of Borrower's Eligible Inventory consisting solely of work-in-process or Two Million Dollars ($2,000,000), whichever is less; plus

           (f) Subject to Paragraph (2) of this Exhibit A, up to fifty percent (50%) against the face amount of commercial Letters of Credit issued by Issuing Bank for the purpose of purchasing Inventory, provided that such commercial Letters of Credit are in form and substance satisfactory to Collateral Agent; plus

           (g) Subject to Paragraphs (3)(a) and (3)(c) hereof, up to Five Million Dollars ($5,000,000) with respect to Borrower's Equipment; plus

           (h) Subject to Paragraphs (3)(b) and (3)(d) hereof, up to Three Million Dollars ($3,000,000) with respect to Borrower's real property located at 501 Daniel Street, Tarboro, North Carolina; plus

           (i) Subject to Paragraph (3)(f) hereof, up to (i) for the period from April 1, 1998 through August 30, 1998, Nine Million Dollars ($9,000,000) as a special accommodation, (ii) subject to the consent of Lenders as described below for the period from April 1, 1999 through August 30, 1999, Five Million Dollars ($5,000,000) as a special accommodation, and (iii) subject to the consent of Lenders as described below for the period from April 1, 2000 through August 30, 2000, Three Million Dollars ($3,000,000) as a special accommodation; minus

           (j) Such reserves as Collateral Agent elects, in its reasonable discretion, to establish from time to time, including, without limitation, a reserve to pay royalties or other licensee fees with respect to patents, trademarks and copyrights licensed by Borrower in connection with the production or sale of Inventory, in the event that Collateral Agent becomes aware that such license fees or royalties are not being paid in a timely fashion or following the occurrence and during the continuance of an Event of Default;

         provided that the advances at subparagraphs (b), (c), (d), (e) and (f) above shall in no event exceed the aggregate amount of Twenty-Five Million Dollars ($25,000,000); and further provided, that the aggregate amount of Loans outstanding at any time shall in no event exceed Fifty-Seven Million Dollars ($57,000,000) (the "Aggregate Maximum Loan Amount"); and

         further provided, that the special accommodation advances set forth in subparagraphs (i)(ii) and (i)(iii) shall only be made if, on or before the last day of the calendar year before each such special accommodation is to go into effect, each Lender specifically agrees in writing to make its Pro Rata Share of each such special accommodation advance; but provided further, that if any Lender fails by such date to agree in writing to make its Pro Rata Share of any such special accommodation advance, Borrower shall have one hundred twenty (120) days from such date to prepay all of the Liabilities and terminate this Agreement without paying the prepayment fee set forth in Paragraph 10 of this Agreement; but provided further, that if Borrower fails to prepare all of the Liabilities within such one hundred twenty (120) day period, Borrower shall be obligated to pay the prepayment fee pursuant to the terms of Paragraph 10 of this Agreement.

                  (f) Paragraph (3) of Exhibit A to the Loan Agreement is hereby amended to amend and restate subparagraphs (a) and (b) in their entirety, as follows:

                  "(a) The availability described in Paragraph (1)(g) of this Exhibit A shall be automatically curtailed by an amount equal to Eighty-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($83,333.33) per month, commencing on April 30, 1998, and continuing on the last day of each month thereafter, until the earlier to occur of (i) the date on which said availability shall be reduced in full and (ii) the date upon which this Agreement terminates pursuant to Paragraph 10 of the Agreement.

                  (b) The availability described in Paragraph (1)(h) of this Exhibit A shall be automatically curtailed by an amount equal to Fifty Thousand Dollars ($50,000.00) per month, commencing on April 30, 1998, and continuing on the last day of each month thereafter until the earliest to occur of (i) the date on which said availability shall be reduced in full, (ii) the date on which Borrower refinances the Loans made with respect to the availability described in Paragraph
                           (1)(g) of this Exhibit A, at which time such availability will be reduced in full, and (iii) the date upon which this Agreement terminates pursuant to Paragraph 10 of the Agreement."

                  (g) Paragraph (3) of Exhibit A to the Loan Agreement is hereby amended to amend and restate subparagraph (e) in its entirety, as follows:

                  "(e) The availability reductions set forth in Paragraphs
         (3)(a), (3)(b), (3)(c) and (3)(d) above shall not reduce the Maximum Loan Amount of any Lender or reduce the aggregate Loan Limit of Fifty-Seven Million Dollars ($57,000,000) set forth in Paragraph (1) of this Exhibit A."

                  (h) Paragraph (3) of Exhibit A is hereby amended to amend and restate subparagraph (f) in its entirety, as follows:

                  "(f) The availability described in Paragraph (1)(i) above as a special accommodation for any year shall be automatically curtailed by an amount equal to twenty-five percent (25%) of the maximum amount of the special accommodation in effect for such year, commencing on the fifteenth (15th) day of September of such year, and continuing on the corresponding day of each month thereafter until the earliest to occur of (i) the date on which said availability for such year shall be reduced in full and (ii) the date upon which this Agreement terminates pursuant to Paragraph 10 of the Agreement. The availability reductions described in this Paragraph (3)(f) shall not reduce the Maximum Loan Amount of any Lender or reduce the aggregate Loan Limit of Fifty-Seven Million Dollars ($57,000,000) set forth in Paragraph 1 of this Exhibit A."

                  (i) Paragraph (4) of Exhibit A to the Loan Agreement is hereby amended and restated in its entirety as follows:

         "(4) INTEREST RATE: Subject to the terms and conditions set forth below, (a) all Loans made pursuant to subparagraphs (1)(a),
                  (1)(b),  (1)(c),  (1)(d),  (1)(e),  (1)(f), and (1)(g) of this
                  Exhibit A shall bear interest at the rate of one and one-half percent (1.5%) per annum in excess of LaSalle's publicly announced prime rate (which is not intended to be LaSalle's lowest or most favorable rate in effect at any time) (the "Prime Rate") in effect from time to time, and (b) all Loans made pursuant to subparagraphs (1)(h) and (1)(i) of this Exhibit A shall bear interest at the rate of two percent (2.00%) per annum in excess of the Prime Rate. Interest shall be payable on the last business day of each month, in arrears. Each rate of interest set forth herein shall increase or decrease with each increase or decrease in the Prime Rate, effective on the effective date of each such change in the Prime Rate; provided, that each rate of interest set forth herein shall be adjusted based on changes in Borrower's Tangible Net Worth and Net Income as evidenced by Borrower's audited year end financial statements, all as determined under generally accepted accounting principles applied on a basis consistent with the financial statement most recently presented to Collateral Agent prior to the date hereof except as set forth herein, as follows: (i) if Borrower's Tangible Net Worth as of December 31, 1998
                  exceeds Borrower's Tangible Net Worth as of December 31, 1997 by up to Two Million Dollars ($2,000,000), and if Borrower's Net Income for the 1998 fiscal year is more than Zero Dollars ($0) but not more than Two Million Dollars ($2,000,000), then each rate of interest set forth herein shall be reduced by one-half of one percent (0.50%) effective April 1, 1999; (ii) if Borrower's Tangible Net Worth as of December 31, 1998 exceeds Borrower's Tangible Net Worth as of December 31, 1997 by more than Two Million ($2,000,000) but by not more than Four Million Dollars ($4,000,000), and if Borrower's Net Income for the 1998 fiscal year is more than Two Million Dollars ($2,000,000) but not more than Four Million Dollars ($4,000,000), then each rate of interest set forth herein shall be reduced by three-quarters of one percent (0.75%) effective April 1, 1999, (iii) if Borrower's Tangible Net Worth as of December 31, 1998 exceeds Borrower's Tangible Net Worth as of December 31, 1997 by more than Four Million Dollars ($4,000,000), and if Borrower's Net Income for the 1998 fiscal year is more than Four Million Dollars
                  ($4,000,000), then each rate of interest set forth herein shall be reduced by one percent (1.00%) effective April 1, 1999, (iv) if Borrower's Tangible Net Worth as of December 31, 1999 exceeds Borrower's Tangible Net Worth as of December 31, 1998 by more than Two Million Five Hundred Thousand Dollars ($2,500,000) but by not more than Five Million Dollars ($5,000,000), and if Borrower's Net Income for the 1999 fiscal year is more than Two Million Five Hundred Thousand Dollars
                  ($2,500,000) but not more than Five Million Dollars ($5,000,000), then each rate of interest then in effect shall be reduced by one-quarter of one percent (0.25%) effective April 1, 2000; (v) if Borrower's Tangible Net Worth as of December 31, 1999 exceeds Borrower's Tangible Net Worth as of December 31, 1998 by more than Five Million Dollars ($5,000,000) but by not more than Seven Million Five Hundred Thousand Dollars ($7,500,000), and if Borrower's Net Income for the 1999 fiscal year is more than Five Million Dollars
                  ($5,000,000) but not more than Seven Million Five Hundred Thousand Dollars ($7,500,000), then each rate of interest then in effect shall be reduced by one-half of one percent (0.50%) effective April 1, 2000, and (vi) if Borrower's Tangible Net Worth as of December 31, 1999 exceeds Borrower's Tangible Net Worth as of December 31, 1998 by more than Seven Million Five Hundred Thousand Dollars ($7,500,000), and if Borrower's Net Income for the 1999 fiscal year is more than Seven Million Five Hundred Thousand Dollars ($7,500,000), then each rate of interest then in effect shall be reduced by three-quarters of one percent (0.75%) effective April 1, 2000." For purposes of calculating interest payable hereunder, Loans shall be deemed to be outstanding first against the availability under subparagraphs (h) and (i) of Paragraph 1 of this Exhibit A and then against the availability under the remaining subparagraphs of Paragraph 1 of this Exhibit A.

                  (j) Each Lender's Maximum Loan Amount is hereby amended to be as follows:

                  LaSalle National Bank                          $22,000,000
                  Congress Financial Corporation (Central)       $15,000,000
                  The CIT Group/Credit Finance, Inc.             $10,000,000
                  FINOVA Capital Corporation                     $10,000,000

                  2. This Amendment shall not become effective until (i) this Amendment is fully executed by all parties hereto, (ii) BT Commercial Corporation has resigned as Administrative Agent and LaSalle has been appointed successor Administrative Agent, (iii) each of BT and NationsCredit Commercial Corporation, through its NationsCredit Commercial Funding Division, has assigned its respective interest in the Loans to LaSalle, and (iv) Borrower executes replacement Secured Promissory Notes in favor of each Lender in an amount equal to each such Lender's new Maximum Loan Amount.

                  3. Except as expressly consented to and amended hereby, the Loan Agreement and Exhibit A thereto remain unchanged and of full force and effect in accordance with the terms thereof.

                                   LASALLE NATIONAL BANK, as Collateral Agent,
                                   Administrative Agent and Lender


                                   By /s/ Robert Corsentino
                                      ------------------------------------------
                                   Its  SVP
                                      ------------------------------------------

Consented and agreed to this 27th day of March, 1998.

CONGRESS FINANCIAL CORPORATION (CENTRAL), as a Lender

By /s/ Brett Mook
  ------------------------------------
Its  VP
   -----------------------------------

THE CIT GROUP/CREDIT FINANCE, INC., as a Lender

By /s/ Thomas Hayes
   -----------------------------------
Its  VP
   -----------------------------------

FINOVA CAPITAL CORPORATION, as a Lender

By /s/ Thomas Gibbons
   ------------------------------------
Its  VP
   ------------------------------------

Accepted and agreed to this 30th day of March, 1998.

EMPIRE INDUSTRIES, INC.

By /s/ William Craig
   -----------------------------------
Its  CFO
   ----------------------------------


The undersigned Guarantor hereby acknowledges that it has read the foregoing amendment and all previous amendments and hereby reaffirms its guaranty of the obligations of Borrower this ____ day of March, 1998.

EMPIRE OF CAROLINA, INC.

By__________________________________
Its_________________________________


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